EXHIBIT 99.9

                          SEVENTH AMENDMENT TO THE
                    FIRST AMENDED AND RESTATED AGREEMENT
                         OF LIMITED PARTNERSHIP OF
                   WESTFIELD AMERICA LIMITED PARTNERSHIP


        This SEVENTH AMENDMENT TO THE FIRST AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF WESTFIELD AMERICA LIMITED
PARTNERSHIP, dated as of June __, 2000 (this "Amendment"), is being executed by Westfield America, Inc., a Missouri corporation (the "Managing General Partner"), as the managing general partner of Westfield America Limited Partnership, a Delaware limited partnership (the "Partnership"), and on behalf of the limited partners thereof (the "Limited Partners") pursuant to the authority conferred on the Managing General Partner by Sections 2.4 and 12.3 of the First Amended and Restated Agreement of Limited Partnership of Westfield America Limited Partnership, dated as of August 3, 1998, as previously amended (the "Agreement").

        WHEREAS, the General Partner and the Limited Partners entered into the Agreement specifying the rights and obligations of each of the parties thereto; and

        WHEREAS, the General Partner and the Limited Partners now desire to amend the Agreement in the manner set forth below.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

        Section 2. Amendment of Section 7.1.A. Section 7.1.A. is hereby amended as follows:

        (a)    The following language shall be added in Subsection (4) of
               Section 7.1.A. after the words "encumbrance or hypothecation of any assets of the Partnership,":

               "the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership,"

        (b)    The following language shall be added in Subsection (19) of
               Section 7.1.A. after the words "conveyances, contracts, guarantees, warranties, indemnities, waivers, releases":

               "confessions of judgment"

        (c) Subsection (19) of Section 7.1.A. shall be further amended by inserting a comma between the words "releases" and "confessions" and by adding the words "any other" after the words "confessions of judgment or" and before the words "legal instruments."

        (d) The word "and" at the end of Subsection (21) of Section 7.1.A. shall be deleted.

        (e) The period at the end of Subsection (22) of Section 7.1.A. shall be replaced by a semicolon, and the word "and" shall be added after such semicolon.

        (f) A Subsection (23) shall be added to Section 7.1.A which shall read as follows:

               "(23) The disposition of the goodwill of the business of the Partnership."

        Section 3. Applicable Law. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Amendment and any non-mandatory provision of the Securities Act, the provisions of this Amendment shall control and take precedence.


        IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                    WESTFIELD AMERICA, INC.,
                                    Managing General Partner


                                    By: /s/Irv Hepner
                                        _________________________________
                                        Name:  Irv Hepner
                                        Title: Secretary


                                    ALL LIMITED PARTNERS


                                    By:  Westfield America, Inc., as attorney-
                                         in-fact pursuant to the power of
                                         attorney granted under Section 2.4
                                         of the Agreement.


                                    By: /s/Irv Hepner
                                        _________________________________
                                        Name:  Irv Hepner
                                        Title: Secretary